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                                                                   Exhibit 10.25

                                 Net2Phone, Inc.


                                520 Broad Street


                            Newark, New Jersey 07102










                                             October 29, 2003

IDT Corporation
520 Broad Street
Newark, NJ 07102
Attn:  James A. Courter, CEO

Winstar Communications, LLC
520 Broad Street
Newark, NJ 07102
Attn:  E. Brian Finkelstein, CEO


          Re: Cable Telephony

Dear Jim and Brian:

         I am writing to you with the intent of formalizing the terms of our ongoing cooperation which began on or about March 15, 2003 and which has included (i) the joint marketing of our local and long distance telephony services, facilities and technologies to foreign and domestic cable operators,
(ii) the development of alternative business models and financing vehicles related to such marketing activities and the sharing of information related thereto, and (iii) the coordination of our business activities in an effort to pursue business opportunities in the cable telephony market to our mutual advantage. This letter agreement sets forth the terms of a formal arrangement pursuant to which Winstar Communications, LLC, a Delaware limited liability company ("Winstar"), which is a subsidiary of IDT Corporation, a Delaware corporation ("IDT"), will provide services to Net2Phone Cable Telephony, LLC, a Delaware limited liability company ("NCT"), which is a subsidiary of Net2Phone, Inc., to facilitate NCT's provision of cable telephony service to consumers and cable operators worldwide.

         1. Overall Structure and Terms. The basic terms of the arrangement are set forth in the Term Sheet attached hereto as Exhibit A, which is incorporated herein by reference.

         2. Term Sheet Binding. IDT, WINSTAR and NCT each agree that this letter agreement is intended to establish a binding agreement between them and agree to negotiate in good faith towards execution of definitive documentation on the basis of the terms set forth in the Term Sheet, including an agreement between Winstar and NCT, an appropriate guaranty agreement between IDT and NCT, an appropriate guaranty agreement between Net2Phone and IDT and Winstar and an appropriate security and escrow agreement and other appropriate documents relating to the Shares as provided for in the Term Sheet, upon the execution of which this letter agreement shall be terminated. Each party acknowledges that the other party may incur expenses and take other actions in reliance on the mutual agreement of the parties to negotiate in good faith as provided in the immediately preceding sentence.


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         3. Governing Law. This letter agreement shall be governed by and construed in accordance with the internal laws of the State of New Jersey applicable to such agreements made and to be performed entirely within such State.

         4. Agreement and Amendments. This letter agreement constitutes the understanding and agreement between the parties hereto and their affiliates with respect to the subject matter herein and supersede all prior or contemporaneous agreements, representations, warranties and understandings of such parties. No promise, inducement, representation or agreement, other than as expressly set forth herein or therein, has been made to or by the parties hereto. This letter and its exhibits may be amended only by a written agreement signed by the parties.

         5. Construction. This letter shall be construed according to its fair meaning and not strictly for or against either party notwithstanding that it may have been drafted by one party. The captions herein are for convenience only and shall not be considered a part of this letter agreement for any purpose, including, without limitation, the construction or interpretation of any provision hereof.

         7. Beneficiaries. Nothing expressed or implied in this letter is intended, or shall be construed, to confer upon or give any person or entity other than the parties hereto and their respective affiliates, successors and permitted assigns, any rights or remedies under or by reason of this letter.

         8. Counterparts. This letter agreement may be signed in multiple counterparts, all of which shall together be considered one and the same agreement.

         9. Enforceability. If any portion or provision of this letter agreement shall to any extent be declared invalid, illegal or unenforceable by a court, then the remainder of this letter agreement shall not be affected thereby, and each portion or provision of this letter agreement shall be valid and enforceable to the fullest extent permitted by law. Upon such determination that any portion or provision of this letter agreement is invalid, illegal or unenforceable, the parties shall negotiate in good faith to modify this letter agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to that end that the transaction contemplated hereby is fulfilled to the fullest extent possible.

                                      * * *


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         If you agree with the terms and conditions set forth above, please so indicate by signing a copy of this letter in the space indicated below and returning it to us.

                                             Sincerely,

                                             NET2PHONE INC.




                                             By:   /s/ Stephen M. Greenberg
                                                  ------------------------------
                                                  Name: Stephen M. Greenberg
                                                  Title: Chief Executive Officer

                                                 Date: October 29, 2003
                                                      -------------------------

Accepted and Agreed:

IDT CORPORATION




By: /s/ James A. Courter
    --------------------------------
    Name: James A. Courter
    Title: Chief Executive Officer



Date: October 29, 2003
     ------------------------------


WINSTAR COMMUNICATIONS, LLC




By:    /s/ E. Brian Finkelstein
   ----------------------------------
       Name:  E. Brian Finkelstein
       Title: Chief Executive Officer



Date: October 28, 2003
     --------------------------------


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                                    Exhibit A
                                    ---------

                                   TERM SHEET

This Term Sheet is attached to a letter agreement between Net2Phone INC. ("Net2Phone"), Winstar Communications, LLC and IDT Corporation, dated October , 2003, and is subject to all of the terms and conditions thereof.

Scope of Agreement:        Net2Phone Cable Telephony, LLC, a Delaware limited
                           liability company and a wholly-owned subsidiary of Net2Phone (" NCT") and Winstar Communications, LLC, a
                           Delaware limited liability company ("Winstar") which is a subsidiary of IDT Corporation, a Delaware corporation ("IDT"), desire to enter into an agreement to facilitate NCT's provision of cable telephony service to consumers and cable operators worldwide ("Agreement"). Under the Agreement, Winstar will provide NCT, subject to and consistent with the capacity of Winstar's infrastructure, with, among other things, network access, termination, origination and other related services. IDT will guaranty the performance by Winstar of its obligations under the Agreement and will enter into a guaranty agreement with NCT to such effect. To the extent that the Winstar infrastructure is presently unable to support and provide the required services, Winstar shall immediately delegate all or part of its obligations under the Agreement (and assign all or part of its related rights) to IDT or IDT Telecom, Inc., a Delaware corporation, or one or more other direct or indirect IDT subsidiaries (collectively referred to as "IDT Telecom") but only to the extent that IDT or IDT Telecom have the present capacity to carry out such obligations and IDT shall cause such entity or entities to accept such delegation and to render the required services under the terms and conditions provided for herein. No such delegations shall in any way relieve Winstar or IDT of their obligations under the Agreement, and nothing herein shall require Winstar, IDT or IDT Telecom to provide or procure any services that they do not otherwise have the present capacity or capability to provide.

Scope and Mission of
NCT: NCT will acquire, develop, design, offer, promote and sell cable telephony systems and services which incorporate the planning and deployment of telephony service, the integration of the network elements and back office systems and processes, the deployment of proprietary real-time service assurance capabilities and the ongoing operational support required to maintain a telephony operation, and will obtain all necessary approvals, certificates and licenses required by applicable law for it to do so. Customers may include cable multiple systems operators ("MSOs"), residential and commercial end-users and others to be determined. It is presently contemplated that NCT will make its cable telephony services available via (i) a "Franchise Model" whereby NCT will obtain indefeasible rights of use or similar rights from MSOs (and, if applicable, relevant franchising authorities or other parties) for the provision of telephony services to consumers over such MSOs' cable systems, (ii) a "Hosted Model" whereby NCT will provide MSOs with outsourced end-to-end cable telephony service capabilities, or
                           (iii) any other model(s) as deemed appropriate by NCT from time to time. The cable telephony services offered by NCT are referred to herein as the "Cable Telephony Solutions."


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Access Provisions:         Under the Agreement, Winstar will provide access to
                           local termination, interconnection, switching, domestic long distance, international long distance, advanced features services and such other services as are set forth on Schedule A annexed hereto or as shall be agreed to by the parties from time to time. Winstar and/or IDT have and will maintain in effect all approvals, certificates and licenses that they are at present legally required to maintain ( as well as comply with those requirements that may be subsequently imposed and are not unduly burdensome) to deliver the services required of them under the Agreement. Winstar and IDT shall continue, for the term of the Agreement to maintain their existing capacity to deliver the services provided for in the Agreement. All services shall be provided to NCT in accordance with the standards of the Service Level Agreement which is to be incorporated into the Agreement. The parties shall coordinate the management of their respective system facilities. Winstar and its assignee(s), if any, will price the services provided at their direct incremental costs of providing the same (which shall not include corporate allocations), plus 5%. Where appropriate, the cost of providing a service or access to a given system shall be determined on a pro rata basis by reference to the capacity of the applicable system and not by the actual use of that system. NCT shall have the right to audit Winstar's costs semi-annually, and all documentation supporting invoiced amounts shall be preserved for at least 12 months from the date of the applicable invoice. To the extent required by law, written materials relating to the Cable Telephony Solutions offered by NCT shall contain an appropriate reference to such services being provided by Winstar.


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Consideration:             As additional consideration for the services being
                           provided under the Agreement, Winstar will receive 6,900,000 shares of the Class A common stock of Net2Phone ("Shares) upon execution and delivery of the Agreement, the guaranty and the security and escrow agreement and other related documents by the respective parties. The Shares will not be registered and will be appropriately restricted by legend against transfer without registration or other compliance with federal and state securities laws. The parties will enter into an appropriate security and escrow agreement providing for the Shares to be held in escrow by NCT as security for Winstar's and IDT's performance hereunder and will be promptly released from the escrow at the rate of 20% per year on each of the first five anniversaries of the execution of this agreement, subject to any claims made against the Shares by NCT by reason of a material default by Winstar or IDT under the Agreement. NCT shall be entitled to direct, indirect, incidental, consequential and exemplary damages, including, without limitation, loss of revenue, loss of profits, losses to customers, clients or goodwill resulting from any material breach of the Agreement by Winstar or IDT and shall have the right to recover such damages by recourse to the Shares or by proceeding directly against Winstar and IDT. In the event that, notwithstanding the provisions of the Agreement, Winstar shall reduce its capacity to provide the services described herein by elimination or modification of its infrastructure or otherwise under circumstances that the reasonably anticipated result of such actions would be to materially, adversely affect NCT's ability to market its Cable Telephony Solution and to obtain the services to be provided by Winstar hereunder at substantially the same ongoing costs, NCT shall have the right to terminate the Agreement and all Shares not previously released from escrow to Winstar shall revert to Net2Phone. The security agreement shall provide for arbitration of all disputes between the parties by a mutually agreed upon arbitrator(s) and that, subject to the arbitration provisions, NCT shall have all rights of a secured party under the Uniform Commercial Code as in effect in the State of New Jersey from time to time.

Term and Termination:      The Agreement shall continue in effect indefinitely
                           unless terminated (i) upon mutual agreement of the parties, (ii) upon the occurrence of certain defaults, or (iii) by either party, on 6 months notice, beginning 180 days prior to the fifth anniversary of the execution and delivery of this agreement.

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Restriction on
Competition:               Subject to the limitations of applicable law, each
                           party will agree that, during the term of the Agreement, and subject to the terms of the Agreement, neither it nor any of its affiliates will engage, directly or indirectly, except through NCT, in (i) providing cable telephony services in conjunction with MSO's, (ii) the development, marketing or sale of devices or software products that may be utilized by consumers to obtain cable telephony services or
                           (iii) offering local telephony within the geographic footprint of NCT's operations, provided that neither
                           IDT nor any of its affiliates will be restricted from providing local telephony direct to consumers in any area through fixed wireless or UNE-P telephony offerings.

Representations,
Warranties
Covenants:                 Customary for a transaction of this type, including
                           representations and covenants relating to NCT's obligations, if any, to obtain governmental approvals, certifications or licenses and otherwise comply with any and all applicable regulatory obligations.

Indemnification:           Customary provisions for indemnification for losses
                           resulting from a breach of a party's representations, warranties or covenants including with respect to such services provided by Winstar as to which NCT was legally required to but failed to obtain governmental certifications.


                                      * * *



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                                   Schedule A


Description of services to be provided under  Agreement

Generally, and to the extent permissible by law, Winstar will provide all services possible within its technical capacity in order to support the NCT Business. This may include, but is not limited to, using NCT-provided ANI/CPN, Winstar routing traffic for origination and termination by a third-party carrier throughout the United States and International Territories as the Parties may agree, 911 and E911, LNP, Pre-subscription, operator services, and Interconnection with the PSTN. Winstar and NCT agree, within 90 days of the Effective Date of this agreement, to more fully describe the processes by which Winstar shall provide the Services to NCT.


      1. Enhanced 911--This is an advanced form of 911 service in which the telephone number of the caller is transmitted to the Public Safety Answering Point ("PSAP") where it is cross-referenced with an address data base to determine the caller's location. Winstar will provide NCT with all the Services necessary for NCT to provision E911 to its MSO customers or Subscribers.

      2. CALEA - The Communications Assistance for Law Enforcement Act of 1994 ("CALEA") requires that telephone communications carriers have the ability to trace telephone calls and record their content in response to appropriate warrants and court orders. While Net2Phone has the ability to trace calls, it has not developed the capacity to record content. Cable Labs, the industry agency that establishes standards for packet cable compliance.. NCT is PacketCable compliant.

      3. Operator Assisted Services. As a local exchange carrier, Winstar will provide MSO users of Net2Phone's cable telephony solution with such operator assisted services as operator assisted calling and directory assistance.


      4. Telephone Numbers. Winstar will provide NCT with telephone numbers for assignment to its MSO customers or Subscribers, assuring that assigned numbers are placed in local exchange routing guides and providing the consumers with local number portability, that is the ability to allow a customer to transfer his/her existing phone number from one provider to another.

      5. Leased Capacity. Winstar will provide NCT with the ability to lease capacity from both IDT and Winstar on a wholesale basis for purposes of carrying traffic on a dedicated basis on behalf of NCT's cable customers.

      6. International Cable Operators. IDT's established connectivity arrangements throughout the world will enable NCT to offer its international cable customers pre-negotiated rates, interconnection agreements and facilities.

      7. Domestic Cable Operators. Winstar's existing interconnect agreements, switches and other facilities provide access to the public switched telephone network as required.

      8. Interconnect Arrangements. With the benefit of Winstar's established interconnect arrangements, NCT will be able to generate significant financial benefits for itself and its cable customers through reciprocal compensation arrangements.


                              II. EXCLUDED SERVICES

None.



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